EXHIBIT 99.1

Contact:

Insignia Systems, Inc.
John Gonsior, CFO
(763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES NEW BOARD APPOINTMENT

MINNEAPOLIS, MN — November 10, 2014 — Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia” or “the Company”) announced today that Nicholas J. Swenson has been appointed as an independent member of the Board of Directors of the Company, effective immediately.  With the addition of Mr. Swenson, the Company’s Board will initially expand from six to seven directors, six of whom will be independent. An additional director will be elected once Air T, Inc. (Nasdaq: AIRT), the Company’s largest shareholder, provides a proposed candidate and the Board approves his or her election, which is expected to occur by December 1, 2014. Mr. Swenson will also serve on the Board’s Nominating and Corporate Governance, and Compensation Committees and on the newly-formed Capital Allocation Committee.

In connection with his appointment to the Company’s Board of Directors, Mr. Swenson has entered into an agreement with the Company whereby he, as well as Air T, Groveland Capital, LLC, Groveland Hedged Credit Fund, LLC and their respective affiliates, have agreed to vote their shares in favor of all of the Board’s director nominees at the 2015 annual meeting, which will include Mr. Swenson, the additional director expected to be elected during November 2014, and five other nominees, and abide by certain standstill provisions during Mr. Swenson’s time of service on the Board.

Mr. Swenson is the Chief Executive Officer of AIRT, as well as Managing Member of Groveland Capital, LLC and Groveland Hedged Credit Fund, LLC. Mr. Swenson is a businessperson, investor and research analyst. He also currently serves as Chairman of the Board of Pro-Dex (Nasdaq: PDEX) and has been on PDEX’s Board of Directors since August 2012. Mr. Swenson serves as a director of several private companies as well.

Insignia’s President, CEO and Board member, Glen Dall commented, “We are pleased to welcome Nick to Insignia’s Board, and look forward to his contributions. Nick brings to the Board years of experience as a financial analyst and investment manager. He also has public company senior-level management, operating and board experience.”

About Insignia Systems, Inc.

Insignia Systems, Inc. is a developer and marketer of innovative in-store products, programs, and services that help consumer goods manufacturers and retail partners drive sales at the point of purchase.  Insignia provides at-shelf media solutions in approximately 13,000 retail supermarkets, 2,000 mass merchants and 8,000 dollar stores.  With a client list of over 200 major consumer goods manufacturers, including General

Mills, Kellogg Company, Kraft Foods, Nestlé, and P&G, Insignia helps major brands deliver on their key engagement, promotion, and advertising objectives right at the point-of-purchase.  For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release which are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “believes,” “expects,” “anticipates,” “seeks” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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